                                                                Exhibit 20


                  Proxy Statement for the 1997 Annual Meeting
                of Shareholders of Potters Financial Corporation

                          POTTERS FINANCIAL CORPORATION
                                  519 BROADWAY
                           EAST LIVERPOOL, OHIO 43920
                                 (330) 385-0770

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         Notice is hereby given that the 1997 Annual Meeting of the Shareholders of Potters Financial Corporation ("PFC") will be held at the East Liverpool High School Alumni Association Clock Tower and Museum, 216 East Fourth Street, East Liverpool, Ohio, on April 24, 1997, at 10:00 a.m. (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1. To elect four directors of PFC for terms expiring in 1999;

2. To ratify the selection of Crowe, Chizek and Company LLP as the auditors of PFC for the current fiscal year; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of PFC of record at the close of business on March 10, 1997, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to revoke your Proxy and vote in person in the event you attend the Annual Meeting.

                                    By Order of the Board of Directors



East Liverpool, Ohio                Anne S. Myers, Secretary
March 24, 1997

                          POTTERS FINANCIAL CORPORATION
                                  519 BROADWAY
                           EAST LIVERPOOL, OHIO 43920
                                 (330) 385-0770

                                 PROXY STATEMENT

                                     PROXIES

         The enclosed Proxy is being solicited by the Board of Directors of Potters Financial Corporation, an Ohio corporation ("PFC"), for use at the 1997 Annual Meeting of the Shareholders of PFC to be held at the East Liverpool High School Alumni Association Clock Tower and Museum, 216 East Fourth Street, East Liverpool, Ohio, on April 24, 1997, at 10:00 a.m., and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by a shareholder executing a later-dated proxy which is received by PFC before the Proxy is exercised or by giving notice of revocation to PFC in writing or in open meeting before the Proxy is exercised. Any such later-dated Proxy or written notice of revocation shall be delivered to Potters Financial Corporation, 519 Broadway, East Liverpool, Ohio 43920, Attention: Anne
S. Myers, Secretary. Attendance at the Annual Meeting, will not, of itself, revoke a Proxy.

         Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

     FOR the election of William L. Miller, Edward L. Baumgardner, Wm. Gaylord Billingsley and Suzanne B. Fitzgerald as directors of PFC for terms expiring in 1999; and

     FOR the ratification of the selection of Crowe, Chizek and Company LLP ("Crowe Chizek") as the auditors of PFC for the current fiscal year.

         Proxies may be solicited by the directors, officers and employees of PFC and The Potters Savings and Loan Company, the wholly owned subsidiary of PFC ("Potters"), in person or by telephone, telecopy, telegraph or mail only for use at the Annual Meeting. Such Proxies will not be used for any other meeting. The cost of soliciting proxies will be borne by PFC.

         Only shareholders of record as of the close of business on March 10, 1997 (the "Record Date"), are eligible to attend and to vote at the Annual Meeting and will be entitled to cast one vote for each common share owned. PFC's records disclose that, as of the Record Date, there were 486,830 common shares of PFC outstanding and entitled to be cast at the Annual Meeting.

         This Proxy Statement is first being mailed to shareholders of PFC on or about March 24, 1997.

                                  VOTE REQUIRED

ELECTION OF DIRECTORS

         Under Ohio law and PFC's Code of Regulations (the "Regulations"), the four nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld and shares held by a nominee for a beneficial owner which are present in person or by proxy, but are not voted with respect to the election of directors ("Non-votes"), are not counted toward the election of directors or toward the election of the individual nominees specified on the Proxy. If the accompanying Proxy is signed and dated by the shareholder, but no vote is specified thereon, the shares held by such shareholder will be voted FOR the election of the four nominees.

RATIFICATION OF SELECTION OF AUDITORS

         The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Crowe Chizek as the auditors of PFC for the current fiscal year. The effect of an abstention or Non-vote is the same as a vote against ratification. If the accompanying Proxy is signed and dated by the shareholder, but no vote is specified thereon, the shares held by such shareholder will be voted FOR the ratification of the selection of Crowe Chizek as auditors.

                   VOTING SECURITIES AND OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to persons known to PFC to own beneficially more than five percent of the outstanding common shares of PFC as of March 10, 1997:

                                                        Amount and Nature of                            Percent of
Name and Address                                        Beneficial Ownership                        Shares Outstanding
----------------                                        --------------------                        ------------------
Towle & Co.                                                     37,800(1)                                7.76%
1714 Deer Tracks Trail
St. Louis MO  63131

Financial Focus, L.P.(2)                                        44,100(3)                                9.06%
171 Church Street, Suite 300
Charleston, SC 29401

John Hancock Advisers, Inc.                                     41,000(4)                                8.42%
101 Huntington Avenue
Boston, MA 02199

Wm. Gaylord Billingsley                                         25,345(5)                                5.16%
P.O. Box 2108
1110 Dairy Lane
East Liverpool, Ohio 43920

Jackman S. Vodrey                                               25,301(6)                                5.15%
P.O. Box 60
East Liverpool, Ohio 43920

----------
     (Footnotes on next page)

(1) Consists of 13,800 shares over which Towle & Co. has sole voting and dispositive power and 24,000 shares over which Towle & Co. has shared dispositive power.

(2) The general partner of Financial Focus, L.P. ("FFL"), which is a limited partnership, is Polaris Investment Partners, Inc., the Senior Vice President of which is Stephen H. Hersch.

(3) FFL has sole voting and dispositive investment power with respect to all 44,100 shares.

(4) John Hancock Advisers, Inc. has sole voting and dispositive power with respect to all 41,000 shares.

(5) Includes 19,509 shares with respect to which Mr. Billingsley has sole voting and dispositive power; 340 shares awarded, but not yet earned, under The Potters Savings and Loan Company Recognition and Retention Plan and Trust (the "RRP") with respect to which he has shared voted power; 4,496 shares which may be acquired pursuant to options granted under The Potters Savings and Loan Company Stock Option Plan ("Stock Option Plan"); and 1,000 shares over which Mr. Billingsley has shared voting and investment power with his wife.

(6) Includes 3,509 shares with respect to which Mr. Vodrey has sole voting and dispositive power; 340 shares awarded under the RRP with respect to which he has shared voted power; 4,496 shares which may be acquired pursuant to options granted under the Stock Option Plan; 6,956 shares awarded, but not yet earned, under the RRP over which Mr. Vodrey, as co-trustee of the RRP, has shared voting power; and 10,000 shares over which Mr. Vodrey has shared voting and investment power with his wife.

         The following table sets forth certain information with respect to the number of common shares of PFC beneficially owned by each director of PFC and by all directors and executive officers of PFC as a group as of March 10, 1997:

                                                        Amount and Nature of                            Percent of
Name and Address(1)                                    Beneficial Ownership(2)                      Shares Outstanding
-------------------                                    -----------------------                      ------------------
Edward L. Baumgardner                                             6,293(3)                                 1.28%
Wm. Gaylord Billingsley                                          25,345(4)                                 5.16%
Arthur T. Doak                                                    9,345(5)                                 1.90%
William L. Miller                                                15,345(5)                                 3.12%
Timothy M. O'Hara                                                 7,345(5)                                 1.49%
Peter D. Visnic                                                  20,325(6)                                 4.17%
Jackman S. Vodrey                                                25,301(7)                                 5.15%
All directors and executive officers
as a group (9 persons)                                          110,322(8)                                21.19%


-------------------------------

(1) Each of the persons listed in this table may be contacted at the address of PFC, 519 Broadway, East Liverpool, Ohio 43920.

    (Footnotes continued on next page)

(2) Each person has sole voting power and dispositive power unless otherwise indicated. Each director's number of shares, except Mr. Baumgardner's, includes 340 shares awarded, but not yet earned, under the RRP with respect to which each director has shared voting power with the trustees of the RRP, who are also directors. The 340 shares are NOT counted twice for those two directors serving as trustees of the RRP.

(3) Includes 6,000 shares which may be acquired pursuant to options granted under the Stock Option Plan and 293 shares over which Mr. Baumgardner has shared voting power as a co-trustee of The Potters Savings and Loan Company 401(k) Retirement Savings Plan.

(4) Includes 4,496 shares which may be acquired pursuant to options granted under the Stock Option Plan and 1,000 shares over which Mr. Billingsley has shared voting and investment power with his wife.

(5) Includes 4,496 shares which may be acquired pursuant to options granted under the Stock Option Plan.

(6) Includes 6,956 shares awarded, but not yet earned, under the RRP, over which Mr. Visnic, as co-trustee of the RRP, has shared voting power.

(7) Includes 4,496 shares which may be acquired pursuant to options granted under the Stock Option Plan; 6,956 shares awarded, but not yet earned, under the RRP over which Mr. Vodrey, as co-trustee of the RRP, has shared voting power; and 10,000 shares over which Mr. Vodrey has shared voting and investment power with his wife.

(8) Includes 33,836 shares which may be acquired pursuant to options granted under the Stock Option Plan. Includes shares in various benefit plans over which directors and officers have sole or shared voting power as trustees or as participants.

                               BOARD OF DIRECTORS

ELECTION OF DIRECTORS

         The Regulations provide for a Board of Directors consisting of seven persons divided into two classes. Each of the directors of PFC is also a director of Potters.

         In accordance with Section 2.03 of the Regulations, nominees for election as directors may be proposed only by directors or by any shareholder entitled to vote for the election of directors if such shareholder has submitted a written nomination to the Secretary of PFC by the close of business on the fourteenth calendar day preceding the annual meeting of shareholders. Each such director nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of common shares of PFC owned either beneficially or of record by each such nominee and the length of time such shares have been so owned.

         Jackman S. Vodrey, who has served as a director of Potters since 1992 and of PFC since 1995, decided to retire as a member of the Board of Directors effective with the election of directors at the 1997 Annual Meeting. The Board of Directors has nominated Suzanne B. Fitzgerald to replace Mr. Vodrey.

         The Board of Directors proposes the election of the following persons to terms which will expire in 1999:

                                                                                    Director        Director of
Name                              Age(1)    Position(s) Held                        Since           Potters Since
----                              ------    ----------------                        -----           -------------
Edward L. Baumgardner               53      Chief Executive Officer,                1995(2)             1995
                                            President and Director
William L. Miller                   56      Chairman of the Board                   1995(2)             1982
                                            and Director
Wm. Gaylord Billingsley             66      Director                                1995(2)             1972
Suzanne B. Fitzgerald               58      --                                      --                  --

----------
(1)  As of March 10, 1997.

(2) Messrs. Miller, Baumgardner and Billingsley became directors of PFC in connection with the 1996 reorganization of Potters into a wholly owned subsidiary of PFC and the extinguishment and cancellation of Potters common shares in exchange for PFC common shares (the "Reorganization").

         The following directors will continue to serve as directors after the Annual Meeting for the terms indicated:

                                                                    Director           Director of           Term
Name                       Age(1)       Position(s) Held            Since(2)           Potters Since         Expires
----                       ------       ----------------            --------           -------------         -------
Arthur T. Doak                48        Director                       1995                1990                1998
Timothy M. O'Hara             47        Director                       1995                1988                1998
Peter D. Visnic               50        Director                       1995                1992                1998

----------

(1)  As of March 10, 1997.

(2) Each director became a director of PFC in connection with the Reorganization.

         Mr. Baumgardner has been the Chief Executive Officer, President and a Director of Potters since February 1995. From August 1984 to October 1992, Mr. Baumgardner was the President of Citizens Loan & Building Company of Lima, Ohio ("Citizens"). After Citizens merged into American Community Bank, N.A. ("AmeriCom"), Mr. Baumgardner served as the President of AmeriCom, from November 1992 to January 31, 1995.

         Mr. Billingsley is retired from Billingsley, Inc., an Ohio corporation which operated a supermarket in East Liverpool from 1955 to 1991.

         Since 1985, Mr. Doak has been President of The Milligan Hardware & Supply Company in East Liverpool.

         Mr. Miller has served as the Chairman of the Board of Potters since September 1991. Since 1983, Mr. Miller has been the President and Chairman of the Board of MVP Enterprises, Inc., a nursing home provider in East Liverpool. In addition, Mr. Miller has been a Partner in Miller & Stacey, an independent public accounting firm, since 1977.

         Since 1975, Mr. O'Hara has been the Vice President of Operations of W.C. Bunting Co., Inc., a supplier of decorative pottery in East Liverpool.

         Since 1983, Mr. Visnic has been the Vice President, the Licensed Administrator and a director of MVP Enterprises, Inc. From 1977 through 1992, Mr. Visnic was a former partner in Crable, Miller & Visnic, the predecessor of Miller & Stacey.

         Suzanne B. Fitzgerald, the nominee for election to the director position held by Mr. Vodrey, is a registered nurse. Since 1987, Ms. Fitzgerald has served as Dean of the East Liverpool Campus of Kent State University. Prior to 1987, Ms. Fitzgerald had served three years as Director of the Nursing Program at that Campus.

MEETING OF DIRECTORS

         PFC was incorporated under Ohio law in August 1995. The Board of Directors of PFC met 9 times for regularly scheduled and special meetings during the fiscal year ended December 31, 1996, and took action in writing without a meeting 7 times. Each director attended at least 75% of the aggregate of such meetings and all meetings of committees of the Board of Directors of which such director was a member.

         Each director of PFC is also a director of Potters. The Board of Directors of Potters met 15 times for regularly scheduled and special meetings during the fiscal year ended December 31, 1996, and took action in writing without a meeting 4 times. Each director attended at least 75% of the aggregate of such meetings and all meetings of committees of the Board of Directors of which such director was a member.

COMMITTEES OF DIRECTORS

         The Board of Directors of PFC has an Audit Committee, an ESOP Committee and a Stock Option Committee.

         The Audit Committee, which was created in March 1996 and consists of Messrs. Visnic, O'Hara and Vodrey, is responsible for reviewing PFC's financial statements. There were no meetings held during 1996.

         The ESOP Committee is comprised of Messrs. Miller, Billingsley and Vodrey. There were no meetings held during 1996.

         The Stock Option Committee is comprised of Messrs. Miller, Doak and O'Hara. The Stock Option Committee met two times during 1996.

                               EXECUTIVE OFFICERS

         In addition to Mr. Baumgardner, the following persons are executive officers of PFC and Potters and hold the designated positions:

Name                                          Age(1)          Position(s) Held
----                                          ------          ----------------
Anne S. Myers                                  44             Vice President, Secretary, Chief
                                                              Operating Officer and Chief Financial
                                                              Officer of PFC and Potters

Albert E. Sampson                              52             Vice President PFC and Potters and Chief
                                                              Lending Officer of Potters

--------------------

     (1)  As of March 10, 1997

         Ms. Myers has served as Vice President and Chief Operating Officer of Potters since July 1992 and as Secretary of PFC and Potters since October 1996. Ms. Myers became Vice President and Chief Operating Officer of PFC in connection with the Reorganization. In March 1997, Ms. Myers was named Chief Financial Officer of PFC and Potters. From 1977 through June 1992, Ms. Myers served in various positions, including Associate Vice President and Accounting Manager of a $1.5 billion publicly held financial institution in Pittsburgh.

         Mr. Sampson has served as Vice President of PFC and Potters and Chief Lending Officer of Potters since July 1996. From 1992 through July 1996, Mr. Sampson served as Vice President of Lending of Home Federal Bank in Hamilton, Ohio.

                 COMPENSATION OF EXECUTIVE OFFICER AND DIRECTORS

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid to Edward L. Baumgardner, the President and Chief Executive Officer of both PFC and Potters, for the fiscal year ended December 31, 1996. No other executive officer of PFC earned salary and bonus in excess of $100,000 during such period.

                                    Summary Compensation Table
                                    --------------------------
                                       Annual Compensation          Long Term Compensation
                                     ------------------------     ---------------------------
                                                                           Awards
Name and Principal         Year      Salary($)       Bonus($)     Restricted       Securities
Position                                                          Stock Awards     Underlying
                                                                                   Options/
                                                                                   SARs(#)
Edward L. Baumgardner      1996      $110,500         $  50        --              --
President, Chief
Executive Officer(1)

(1) Amounts reported do not include amounts attributable to other miscellaneous compensation received. The cost of such benefits was less than 10% of Mr. Baumgardner's salary and bonus.

         No options were granted to Mr. Baumgardner during 1996. The following table sets forth information regarding the number and value of unexercised options held by Mr. Baumgardner at December 31, 1996. No stock appreciation rights have been granted under the Stock Option Plan.

                     Aggregated Option/SAR Exercises in Last Fiscal Year and 12/31/96 Option/SAR Values
-------------------------------------------------------------------------------------------------------
                                                         Number of        Value of
                                                         Securities       Unexercised
                                                         Underlying       In-the-Money
                                                       Options/SARs at  Options/SARs at
                                                         12/31/96(#)    12/31/96($)(1)

                            Shares Acquired   Value      Exercisable/  Exercisable/
  Name                      on Exercise(#)  Realized($)  Unexercisable    Unexercisable
-------------------------------------------------------------------------------------------------------

Edward L. Baumgardner          -0-           N/A        6,000/-0-       $19,500/-0-


------------------------

(1) An option is "in-the-money" if the fair market value of the underlying stock exceeds the exercise price of the option. The figure represents the value of such options determined by multiplying the number of shares subject to unexercised options by the difference between the $16.75 exercise price and the fair market value of the common shares, which was $20.00 per share on December 31, 1996, based upon the closing bid price reported by The Nasdaq Stock Market.

DIRECTOR COMPENSATION

         PFC does not pay fees to directors. Each non-employee director of Potters receives a fee of $7,500 per year for service as a director of Potters and an additional $175 for each committee meeting or special meeting attended by the director. The Chairman of the Board receives an additional annual fee of $7,500 but receives no fees for his attendance at committee meetings.

EMPLOYMENT AGREEMENT

         On February 28, 1997, PFC and Potters entered into a three-year severance agreement with Mr. Baumgardner, President of PFC and Potters. The agreement provides that if the employment of Mr. Baumgardner is terminated at any time during such three-year term for any reason other than "just cause" (as defined in the agreement), Mr. Baumgardner will be entitled to receive, within 10 days of such termination, a payment equal to 1.2 times his annual compensation for the prior year plus, if permissible under the benefit plans, continued health insurance and other benefits for the remainder of the three-year term of the agreement. If such employment is terminated, or if the position or responsibilities of Mr. Baumgardner are changed, in connection with or within one year of a change-in-control of PFC or Potters, Mr. Baumgardner will be entitled to the same relief. If the change-in-control occurs during the last year of the term of the agreement, the term of the agreement will be extended to fifteen months from the date of the change in control. Any payment under the agreement will be subject to reduction, to the extent necessary, to comply with certain provisions of the Internal Revenue Code of 1986, as amended. Assuming employment termination for other than "just cause" or in connection with such a change in control, Mr. Baumgardner would receive $132,660, based on his salary and bonus levels for fiscal 1996, plus other eligible benefits.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the federal securities laws, PFC's directors and executive officers and all persons holding more than 10% of the common shares of PFC are required to report their ownership of common shares of PFC and changes on such ownership to the Securities and Exchange Commission (the "SEC") and to PFC. SEC regulations establish specific due dates for the filing of such reports from the time of the transaction requiring the filing of a report. Based upon a review of the reports submitted, PFC must disclose any failures to file such reports timely in this Proxy Statement for the Annual Meeting. Mr. Visnic filed one beneficial ownership report on Form 4 in report of a December 1996 stock option exercise five days late.

                              SELECTION OF AUDITORS

         The Board of Directors has selected Crowe Chizek as the auditors of PFC for the current fiscal year and recommends that the shareholders ratify the selection. Management expects that a representative of Crowe Chizek will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

                   PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

         Any proposals of shareholders intended to be included in the proxy statement for the 1998 Annual Meeting of the Shareholders should be sent to PFC by certified mail and must be received by PFC not later than November 24, 1997.

         Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                            By Order of the Board of Directors

East Liverpool, Ohio
March 24, 1997                              Anne S. Myers, Secretary

/x/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POTTERS FINANCIAL CORPORATION

                      1997 ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 24, 1997

The undersigned shareholder of Potters Financial Corporation ("PFC") hereby constitutes and appoints Timothy M. O'Hara and Arthur T. Doak, or either one of them, as the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of PFC to be held at the East Liverpool High School Alumni Association Clock Tower and Museum, 216 East Fourth Street, East Liverpool, Ohio, on April 24, 1997, at 10:00 A.M. (the "Annual Meeting"), all of the shares of PFC which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

                                REVOCABLE PROXY
                         POTTERS FINANCIAL CORPORATION

                                        For     With-   For All
                                                hold    Except

1. The election of four directors:      / /     / /       / /

William L. Miller
Wm. Gaylord Billingsley
Edward L. Baumgardner
Suzanne B. Fitzgerald

INSTRUCTIONS; To withhold authority to vote for any individual nominee, mark "For All Except" above and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

                                                 For     Against    Abstain

2. The ratification of the selection of Crowe,   / /       / /        / /
   Chizek and Company LLP as the auditors of PFC for the current fiscal year.

3. In their discretion, the proxies are authorized to vote on any other business as may properly come before the Annual Meeting or any adjournments thereof.

   This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR Proposals 1 and 2.

   Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.


Please be sure to sign and date                   Date
this Proxy in the box below.





Shareholder sign above   Co-holder (if any) sign above

--------------------------------------------------------------------------------
    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED

                         POTTERS FINANCIAL CORPORATION

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY